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                                                                       Exhibit j
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated February 18, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003, Annual Report to Shareholders of SunAmerica Money Market Fund and SunAmerica Municipal Money Market Fund (the two funds constituting SunAmerica Money Market Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Legal Counsel" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
April 27, 2004